UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 22, 2015

HealthSouth Corporation
(Exact name of Registrant as specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Items.
On April 22, 2015, HealthSouth Corporation (the “Company”) delivered notice of the exercise of its right to force conversion of all outstanding shares of its 6.50% Series A Convertible Perpetual Preferred Stock, par value $0.10 per share and liquidation preference $1,000 per share (the “Preferred Stock”), pursuant to Section 5 of the related Certificate of Designations. The effective date of the conversion was April 23, 2015 (the “Forced Conversion Date”). On the Forced Conversion Date, each share of the Preferred Stock automatically converted into 33.9905 shares of the Company's common stock, par value of $.01 per share (the “Common Stock”).
The Company completed the forced conversion by issuing and delivering in the aggregate 3,271,415 shares of the Common Stock to the registered holders of the 96,245 shares of the Preferred Stock outstanding and paying cash in lieu of fractional shares due to those holders.
Pursuant to the Certificate of Designations, on the Forced Conversion Date, dividends, if previously declared, ceased to accrue on shares of the Preferred Stock and all rights of holders of the Preferred Stock terminated except for the right to receive whole shares of the Common Stock issuable upon conversion and cash in lieu of any fractional shares of the Common Stock.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH CORPORATION
By:	/s/ John P. Whittington
Name:	John P. Whittington
Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: April 29, 2015